Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-1 (file no. 333-249530) of IN8bio, Inc. of our report dated September 10, 2020, except for the effects of the matter discussed in Note 15 (“Reverse Stock Split”) which is as of November 5, 2020, on our audits of the financial statements of IN8bio, Inc as of December 31, 2019 and 2018 and for the years then ended. We also consent to the reference to our firm under the heading “Experts.”

/s/ CohnReznick LLP

Roseland, New Jersey

November 5, 2020